Exhibit 99.1

atai Life Sciences and Beckley Psytech to Combine Creating a Global Leader in Psychedelic Mental Health Therapies

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Strategic combination establishes a market-leading mental health company with a pipeline that includes potentially transformative, rapid-acting psychedelic assets differentiated by their convenient route of administration and short time-in-clinic

●	Combined company will operate under the name atai Beckley with a joint leadership team and Board that leverage the deep psychedelic, drug development and CNS expertise within both organizations

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Topline data from the Phase 2b study of BPL-003 in patients with treatment-resistant depression (TRD) is expected in mid-2025 - the largest controlled trial of mebufotenin (5-MeO-DMT) and the first and only controlled trial to investigate mebufotenin in the U.S.

●	The all-share transaction is expected to close in the second half of 2025

●	Concurrent $30.0M private placement by Ferring Ventures S.A. and Adage Capital Partners LP

●	Conference call scheduled for 8:00am EDT today

NEW YORK, BERLIN and OXFORD, June 2, 2025 – atai Life Sciences (NASDAQ: ATAI) (“atai” or “Company”), a clinical-stage biopharmaceutical company on a mission to develop highly effective mental health treatments to transform patient outcomes, and Beckley Psytech Limited (“Beckley”), a private clinical-stage biopharmaceutical company pioneering the next generation of mental health treatments, today announced a definitive agreement under which atai and Beckley plan to combine in an all-share transaction subject to pre-agreed BPL-003 (mebufotenin benzoate) Phase 2b success criteria.

“The strategic combination marks a transformational moment, solidifying us as a leader in rapid-acting and accessible psychedelic treatments for mental health conditions with a pipeline of potential first-in-class and best-in-class assets,” stated Srinivas Rao, M.D., Ph.D., Chief Executive Officer and Co-Founder of atai. “With a unified vision and a synergistic pipeline, we believe we are well-positioned to unlock the strategic value of our clinical development programs for both patients and shareholders. Together, we plan to move confidently towards our goal of bringing innovative interventional psychiatry therapies to patients in need of new treatments.”

Cosmo Feilding Mellen, Chief Executive Officer and Co-Founder of Beckley added, “This combination brings together two highly complementary pipelines to create a market leader at the forefront of psychiatric care. Clinical data has shown the rapid and durable effects of our compounds, as well as their potential to fit within the existing treatment paradigm established by SPRAVATO®. We believe that the unified business will be even better positioned to accelerate development, drive long-term value for shareholders, and - most importantly - deliver meaningful innovation for patients.”

“This transaction marks a pivotal milestone in delivering on the strategic vision we set forth from the start of atai in 2018: to be the leader in the psychedelic space,” added Christian Angermayer, Co-Founder and Chairman of atai. “I am also very pleased to announce the concurrent financing with existing investors from both companies. The continued support from Ferring Ventures, a valued investor in atai, and Adage Capital, a longstanding investor in Beckley, further validates the strength and potential of this combination.”

Transaction Benefits

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Market-Leading Pipeline: atai Beckley will boast a synergistic fully owned pipeline that includes proprietary, rapid-acting psychedelic compounds differentiated by their convenient route of administration and short time-in-clinic.

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Near-Term Clinical Milestones: Topline data from the eight-week, randomized core stage of Beckley’s BPL-003 Phase 2b trial in treatment-resistant depression (NCT05870540) is expected in mid-2025, representing a potentially significant value inflection point. The study builds on previously reported open-label results which demonstrated that a single dose of BPL-003, when given as a monotherapy or alongside SSRIs, was well-tolerated and could produce a rapid and lasting antidepressant effect for up to three months.

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Financial Synergies and Strong IP Portfolio: Cash runway through multiple Phase 2 clinical catalysts, near and long-term operational synergies, as well as a strong IP portfolio with granted U.S. patents out to 2043.

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Unified Vision and Team: The new entity is expected to leverage the expertise, teams, and networks of both organizations to accelerate the development and commercialization of transformative mental health treatments.

Transaction Terms
atai made a strategic investment in Beckley Psytech in January 2024. Under the terms of the deal, Beckley’s shareholders (other than atai) will be issued approximately 105 million new shares as consideration for the remaining shares of Beckley not presently held by atai. These newly issued shares equate to approximately 31% of the combined company on a fully diluted basis, based on the treasury stock method, upon closing of the transaction and the concurrent private placement, and value Beckley at approximately $390 million.

These newly issued atai shares are subject to a lock-up wherein, following the completion of the lock-up period, 1/12 of the shares are released every month for 12 months. Additionally, Apeiron Investment Group, the family office of Mr. Angermayer, voluntarily entered into a similar lock-up agreement covering all of its shares in atai.

Beckley also intends to distribute Eleusis Holdings Limited and its subsidiaries, which hold assets and funding related to its second clinical-stage asset, ELE-101, out of Beckley prior to closing of the transaction.

Timing and Approvals
atai’s Supervisory Board and Management Board; and Beckley’s Board of Directors have approved the transaction.

The transaction is expected to close in the second half of 2025, subject to approval of the share issuance by the shareholders of atai and satisfaction of other customary closing conditions.

Concurrent Financing
Concurrent with the transaction, atai also executed a $30.0 million private placement with Ferring Ventures S.A. and Adage Capital Partners LP. This financing is not contingent on closing of the transaction. The private placement is expected to close on June 3, 2025, subject to customary closing conditions.

The securities being issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state’s securities laws, and will be issued and sold in a private placement in reliance on Section 4(a)(2) of the Securities Act. The securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. atai granted registration rights to the purchasers in the private placement, and has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the common shares issued in the private placement and the shares of common stock issuable upon exercise of the pre-funded warrants issued in the private placement.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Conference Call
atai and Beckley will host a conference call and live webcast today Monday, June 2, 2025 at 8:00 a.m. EDT. The conference call can be accessed by dialing 1-800-715-9871 for participants in the U.S. and 1-646-307-1963 for international callers, with the Conference ID: 1459387. The webcast can be accessed on the Investors section of atai’s corporate website under Events. The presentation and an archived replay of the webcast will be available in the same section of the website for a minimum of 30 days following the event.

Advisors
Guggenheim Securities is serving as financial advisor to atai and Latham & Watkins LLP is serving as its legal counsel. Cantor is serving as financial advisor to Beckley Psytech, and CMS and Mayer Brown are serving as its legal counsel.

Guggenheim Securities is acting as the lead placement agent for the private placement. Berenberg is acting as joint-lead placement agent for the private placement.

About atai Life Sciences
atai is a clinical-stage biopharmaceutical company on a mission to develop highly effective mental health treatments to transform patient outcomes. atai’s pipeline of psychedelic-based therapies includes VLS-01 (buccal film DMT) for treatment-resistant depression (TRD) and EMP-01 (oral R-MDMA) for social anxiety disorder, which are in Phase 2 clinical development. They are also advancing a drug discovery program to identify novel, non-hallucinogenic 5-HT2AR agonists for TRD. These programs aim to address the complex nature of mental health providing commercially scalable interventional psychiatry therapies that can integrate seamlessly into healthcare systems. For the latest updates and to learn more about atai’s mission, visit www.atai.com or follow the Company on LinkedIn and on X.

About Beckley Psytech
Beckley Psytech Ltd is a private biopharmaceutical company dedicated to improving the lives of people living with neuropsychiatric disorders by developing rapid-acting psychedelic medicines. Founded in 2019, and underpinned by more than two decades of pioneering scientific research from the Beckley Foundation, Beckley Psytech combines world-leading psychedelic science with extensive drug development expertise in order to optimise patient outcomes, improve treatment opportunities and ease the burden neuropsychiatric conditions have on individuals, healthcare systems and society. For more information about Beckley Psytech, visit www.beckleypsytech.com or follow the Company on LinkedIn.

About BPL-003
BPL-003 is Beckley Psytech’s patent-protected, proprietary intranasal formulation of mebufotenin benzoate, administered via a nasal spray device used in a previously approved drug product. BPL-003 is designed to deliver rapid and durable effects from a single dose, with a short time in the clinic, and is being investigated as a potential therapy for treatment resistant depression (TRD) and for alcohol use disorder (AUD). BPL-003 is covered by granted US, UK and European composition-of-matter patents, with multiple further claims pending in various jurisdictions.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things: expectations regarding the closing of the transaction, including timing and approvals; expectations regarding operations of the combined company, including strategic value of the clinical development programs for patients and shareholders as well as expectations regarding financial synergies; timing and results of Beckley’s BPL-003 Phase 2b trial and related data readouts; expectations regarding Beckley’s other clinical assets, including ELE-101; expectations regarding the concurrent private placement, including related closing conditions; our business strategy and plans; and the potential, success, cost and timing of development of our product candidates, and the product candidates of those companies we invest in.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the important factors described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such factors may be updated from time to time in atai's other filings with the SEC. atai disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by applicable law.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

This press release is being made in respect of the proposed transaction between the Company and Beckley Psytech Limited. In connection with the proposed transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”), as well as other relevant documents regarding the proposed transaction. This press release is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS ARE URGED TO READ IN THEIR ENTIRETY THE PROXY STATEMENT REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement, as well as other filings containing information about the Company, when such documents become available, may be obtained at the SEC’s website (http://www.sec.gov).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in respect of the proposed transactions contemplated by the Proxy Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of the Company in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2024 and its Proxy Statement on Schedule 14A, dated April 21, 2025, which are filed with the SEC.

Contact Information
Investor Contact:
IR@atai.com

Media Contact:
PR@atai.com